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                                                                     EXHIBIT 3.2

                            (Filed February 1, 1996)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GTE CORPORATION

                           ---------------------------

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW




WE, THE UNDERSIGNED, LAWRENCE R. WHITMAN and MARIANNE DROST, being respectively the Vice President and Controller and the Secretary of GTE CORPORATION, hereby certify:

         I. The name of the Corporation is GTE Corporation (originally incorporated as General Telephone Corporation).

         II. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 25th day of February, 1935.

         III. The Certificate of Incorporation is amended to eliminate from the enumeration and description of shares which the Corporation is authorized to issue 96,107 shares of the class of Preferred Stock, $50.00 par value per share, and 130,567 shares of the class of No Par Preferred Stock, as follows:


          40,403 shares of 5.00% Convertible Preferred Stock 28,830 shares of 5.50% Convertible Preferred Stock 12,067 shares of 4.00% Convertible Preferred Stock
           2,711 shares of 5.05% Convertible Preferred Stock 6,127 shares of 5.35% Convertible Preferred Stock 4,642 shares of 4.75% Convertible Preferred Stock
             733 shares of 5.28% Convertible Preferred Stock 594 shares of 4.36% Convertible Preferred Stock
          ------
          96,107 TOTAL

         130,567 shares of $2.00 Convertible No Par Preferred Stock
         -------
         226,674 TOTAL
         =======

         The removal of the above-described shares, which have been converted into shares of Common Stock during the calendar year ending December 31, 1995, is authorized by subparagraph (8) of paragraph (b) of Section 801 of the Business Corporation Law and paragraph (e) of Section 515 of the Business Corporation Law.

         Accordingly, Article 4 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:
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         "4. The aggregate number of shares which the Corporation shall have authority to issue is 2,020,945,266 shares of which 9,217,764 shares of the par value of $50.00 each shall be Preferred Stock, 11,727,502 shares without par value shall be No Par Preferred Stock and 2,000,000,000 shares of the par value of $.05 each shall be Common Stock."

         The foregoing amendment of the Certificate of Incorporation was authorized by resolution of the Board of Directors.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 31st day of January 1996, and we affirm the statements contained herein are true under the penalties of perjury.



                                                Lawrence R. Whitman
                                        --------------------------------
                                                Lawrence R. Whitman
                                           Vice President and Controller



                                                   Marianne Drost
                                        --------------------------------
                                                   Marianne Drost
                                                     Secretary